UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2025

Rivulet Entertainment, Inc. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-1342936 (Commission File Number)	98-0511932 (IRS Employer Identification No.)

7659 E. Wood Drive, Scottsdale, AZ 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 704-4183
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RIVF	OTC pkn

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 30, 2025, the Board of Directors of Rivulet Entertainment, Inc. (the “Company”), following consultation with the Company’s management and independent registered public accounting firm, Astra Audit & Advisory, LLC, concluded that certain of the Company’s previously issued financial statements should no longer be relied upon due to a non-cash error identified in the accounting for the merger equity pre-payment.

The Misstatement relates solely to the accounting for the approximate $27 million equity pre-payment made to Rivulet Media in anticipation of the pending merger (as of June 30, 2024). Specifically, the Company recognized the equity transfer as an “asset purchase deposit” on its Consolidated Balance Sheet instead as an offset to equity. The correction, which will reduce total assets and equity by approximately $27 million (with no impact to the Consolidated Statement of Operations), will be made by restating the financial statements included in the Company’s Form 10-KT that was filed with the Securities and Exchange Commission (the “SEC”) on November 11, 2024. To facilitate the restatement, the Company plans to amend the relevant filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rivulet Entertainment, Inc.

Dated: June 03, 2025	/s/ Walter Geldenhuys
Walter Geldenhuys
President and Chief Executive Officer